Exhibit 8.2

PRC LEGAL OPINIONS AS to

TAX MATTERS OF

BAIKANG BIOLOGICAL GROUP HOLDINGS LIMITED

July 2019

北京 • 上海 • 深圳 • 广州 • 成都 • 武汉 • 重庆 • 青岛 • 杭州 • 香港 • 东京 • 伦敦 • 纽约 • 洛杉矶 • 旧金山

Beijing • Shanghai • Shenzhen • Guangzhou • Chengdu • Wuhan • Chongqing • Qingdao • Hangzhou • Hong Kong • Tokyo • London • New York • Los Angeles • San Francisco

Legal Opinion

PRC Legal Opinions as to Tax Matters of Baikang Biological Group Holdings Limited

July 30, 2019

We have acted as legal advisers of the People’s Republic of China (the “PRC”, for the purpose of this legal opinion, not including Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) to Baikang Biological Group Holdings Limited (the “Company”) in connection with the Company’s initial public offering (the “Offering”) and listing of the Company’s ordinary shares on the Nasdaq Capital Market.

We are qualified lawyers in the PRC and are authorized by the Ministry of Justice of the PRC to issue legal opinions in relation to the above matters in accordance with the published and publicly available PRC laws, regulations and their respective interpretations made by competent PRC authorities, and such qualification and authorization have not been revoked, suspended, restricted or limited in any manner whatsoever.

For the purpose of rendering this Legal Opinion (the “Opinion”), we have examined the copies of the documents provided to us by the Company. In such examination, we have assumed that:

(a)       all documents submitted to us as copies are identical to their originals;

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Legal Opinion

(b)       all signatures, seals and chops on such documents are genuine;

(c)       all parties in relation to any of the documents aforesaid or to any other documents as referred to in this legal opinion have the requisite power and authority to enter into, and have duly executed and delivered the documents and performed their obligations hereunder; and

(d)       all facts and documents which may affect our opinions herein have been disclosed to us, and there has not been or will not be any omission in respect of such disclosure.

This Opinion is rendered on the basis of the PRC laws, administrative regulations and rules, supreme court’s judicial interpretations effective as of the date hereof (the “PRC Laws”) and there is no assurance that any of such laws, regulations and rules will not be changed, amended or replaced in the immediate future or in the longer term. Any such changes, amendments thereto or replacements thereof may become effective immediately on promulgation.

We do not purport to be experts on or generally familiar with or qualified to express legal opinion based on the laws of any jurisdiction other than the PRC. Accordingly, we express or imply no opinion on the laws of any jurisdiction other than the PRC.

Based on the foregoing, we are of the opinion on the date hereof that: The statements made in the Registration Statement, under the caption “Material Tax Considerations,” to the extent such statements relate to matters of PRC tax law, represent our opinion. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of the prospectus, all of which are subject to change. Further, there can be no assurance that tax authorities or a court will not take a contrary position.

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Legal Opinion

Our opinions expressed above are limited to the tax laws of the PRC. We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised, if needed to remain accurate in all material respects as of the effective date of the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

Sincerely yours,

/s/ ZHONG LUN LAW FIRM
ZHONG LUN LAW FIRM

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